SECOND AMENDMENT TO OMNIBUS AGREEMENT

This Second Amendment to Omnibus Agreement (“Amendment”) is entered into effective as of February 8, 2013, by and among ROBERT C. MORGAN and ROBERT MOSER (collectively, the “Principals”), each of the limited liability companies and corporations which are identified on Exhibit A attached hereto (the “Project Entities”), Ideal Private Resorts LLC, a New York limited liability company (“IPR”), SUN COMMUNITIES OPERATING LIMITED PARTNERSHIP, a Michigan limited partnership (“SCOLP”), and all of the entities set forth on Exhibit B attached hereto, as third party beneficiaries (the “Sun Purchasing Entities”).

RECITALS

A.    The Principals, Project Entities, IPR, SCOLP and Sun Purchasing Entities are parties to that certain Omnibus Agreement, dated December 9, 2012, as amended by that First Amendment to Omnibus Agreement dated December 13, 2012 (the “Agreement”), that pertaining to the contribution and purchase of certain recreational vehicle communities (each a “Project” and collectively, the “Projects”), all as more particularly described in the Agreement; and

B.    The parties desire to amend the Agreement pursuant to the terms and conditions set forth herein.

C.    All capitalized terms not otherwise defined herein shall be defined as set forth in the Agreement.

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:

1.    Recital B is hereby amended to reflect that “Communities” shall mean the ten (10) recreational vehicle communities owned by Project Entities and other affiliated entities, and Exhibits A and B to the Agreement are hereby replaced with Exhibit A and Exhibit B attached hereto.

2.    Exhibit C attached to the Agreement is hereby deleted in its entirety and replaced with Exhibit C attached hereto.

3.	Section 2.1 is hereby deleted in its entirety and replaced with the following:

“2.1    Agreed Value & Secured OP Units

The total agreed value (the “Total Agreed Value”) for all of the Communities shall be an amount equal to One Hundred Eleven Million Four Hundred Seventy Five Thousand and 00/100 Dollars ($111,475,000.00); provided, however, that in the event SCOLP or an affiliate has made the DPO Loan and advances for capital improvements (“Cap Ex Advances”) have been provided by SCOLP or an affiliate pursuant to the terms of the DPO Loan, the Total Agreed Value for each Community which was the subject to a Cap Ex Advance shall increase by the amount of such Cap Ex Advance. At Closing, SCOLP shall pay the Total Agreed Value in accordance with the terms of the Contribution Agreements as follows: (i) payment of all outstanding loans, including all accrued and unpaid interest, secured by

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the Communities, such that upon receipt of such loan payoffs, the applicable lenders will discharge the mortgages and any other security interests, pledges, liens or claims with respect to the Communities, provided that the Sun Purchasing Entities may assume the DPO Loan and as such, SCOLP shall receive a credit against the Total Agreed Value equal to the amount of the outstanding principal balance and all accrued and unpaid interest, exit fees, costs and expenses due under the DPO Loan and Indian Creek RV Resort, LLC, Lake George Campsites LLC, Lake Laurie RV Resort LLC, Wagon Wheel Maine LLC and Wild Acres LLC, as borrowers under the DPO Loan, and the Principals, as guarantors of the DPO Loan, shall be released from any obligations with respect to the DPO Loan except for those that expressly survive any repayment of the DPO Loan, and (ii) the remaining balance of the Total Agreed Value through a combination of the issuance of Series A-3 Preferred OP Units in SCOLP (the “Preferred OP Units”) with par values totaling at least Four Million Twenty Six Thousand Seven Hundred Fifty and No/Dollars ($4,026,750.00) to Peters Pond RV Resort Inc., a Massachusetts corporation, as agent for the Project Entities in anticipation of final allocation of the Preferred OP Units to Project Entities after Closing, and immediately available funds (“Cash”), as determined by the Principals prior to Closing.

As security for the full and prompt performance of all of their (i) obligations under that certain Guaranty to SCOLP pertaining to the SCOLP Loan, dated as of the date hereof, (ii) obligations under that certain Indemnity Agreement, as defined in Section 8.2 herein, (iii) obligations set forth in Sections 5.1(j), 8.2 and 8.4 herein, and (iv) obligations with respect to the 2012 Revenue Shortfall Purchase Price Adjustment set forth in Section 4.1(e) herein, Peters Pond RV Resort Inc., a Massachusetts corporation, as agent for the Project Entities, and the Project Entities hereby assign to SCOLP and Sun Purchasing Entities, and grant SCOLP and Sun Purchasing Entities a continuing security interest in, all of their right, title and interest in and to those Preferred OP Units with par values totaling Four Million Twenty Six Thousand Seven Hundred Fifty and No/Dollars ($4,026,750.00) (the “Secured OP Units”) or proceeds thereof. Except as otherwise provided herein, Project Entities shall have the right to receive distributions with respect to the Secured OP Units while outstanding. Until expiration of the Set Off Period (as defined in Section 8.1 herein), Project Entities may not transfer, assign, convey or convert all or any part of the Secured OP Units and Project Entities shall not grant, suffer or permit any mortgage, pledge, lien, encumbrance, charge, security interest, option, equity right, restriction, right of first refusal or claim of any kind or nature on the Secured OP Units; provided, however, that Peters Pond RV Resort Inc., a Massachusetts corporation, as agent for the Project Entities, may transfer post-Closing the Secured OP Units to the Project Entities.  Subject to the provisions of this Agreement, SCOLP and the Sun Purchasing Entities shall have the rights with respect to the Security which are afforded secured parties under the Michigan Uniform Commercial Code.  Project Entities shall execute all financing statements and other documents necessary or appropriate to perfect SCOLP’s and the Sun Purchasing Entities’ security interest in the Secured OP Units, and Project Entities authorize SCOLP and the Sun Purchasing Entities to make any notation on its records necessary or appropriate to perfect such security interest.  Project Entities shall promptly deliver written notice to SCOLP and the Sun Purchasing Entities of any change in its addresses. Notwithstanding the foregoing, Project Entities may transfer the Secured OP Units during the Set Off Period to an affiliated holding entity, so long as such affiliated holding entity agrees to sign any and all documentation required to by SCOLP and the Sun Purchasing Entities indicating its agreement to be bound by the security interest and transfer restrictions contained herein.”

4.    Section 2.4(a) is hereby deleted in its entirety and replaced with the following:

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“At Closing, the Sun Purchasing Entities who are purchasing the Projects secured by the DPO Loan, will assume the DPO Loan and as such, SCOLP shall receive a credit at Closing against the Total Agreed Value for the amount of the outstanding principal balance and all accrued and unpaid interest, costs and expenses due under the DPO Loan.”

5.    Section 2.4(b) is hereby deleted in its entirety

6.    Section 2.4(c) is deleted in its entirety and replaced with the following:

“At Closing, One Million One Hundred Thousand and No/Dollars ($1,100,000.00) (the “Post-Closing Repair Funds”) of the Total Agreed Value shall be disbursed by Escrow Agent to Friedman Real Estate Group (“FREG”), who will utilize the Post Closing Repair Funds after Closing to perform, or cause to be performed, on behalf of the Project Entities, certain repairs and deferred maintenance at the Communities which were not completed by the Project Entities prior to Closing (the “Required Repairs”), including road grading, painting and tree trimming. The Sun Purchasing Entities shall furnish FREG with the list of Required Repairs to be performed. Neither the Principals nor any of the Project Entities shall have any rights or claims to any portion of the Post-Closing Repair Funds, or have any liability or responsibility if the cost of the Required Repairs exceeds the Post Closing Repair Funds.”

7.    Section 3.2 is hereby amended to provide that the “IPR Credit” shall equal to Five Hundred Eighty Six Thousand Two Hundred Fourteen and No/Dollars ($586,214.00), that being the sum of the Project Entities’ total 2012 revenue allocated to the IPR Program, decreased to reflect any reduction, if any, in (i) the number of IPR Members with IPR Memberships associated with the Communities, and (ii) the dollar amount of the credit to which IPR Members are entitled in 2013.

8.    The following provision is hereby added as Section 4.1(e):

“(e)    Principals hereby represent and warrant to SCOLP and the Sun Purchasing Entities that Actual Gross Revenue (as defined below) collected by all of the Project Entities for all the Communities for the period from January 1, 2012 through December 31, 2012 (“2012 Revenue”) is equal to or greater than Fifteen Million Four Hundred Sixty Four Thousand and No/Dollars ($15,464,000.00) (the “2012 Revenue Threshold”).  “Actual Gross Revenue” shall mean all revenue computed in accordance with generally accepted United States accounting principles (“GAAP”), derived from the ownership and operation of the Communities from sources comparable to 2011 revenue sources as listed in Exhibit D attached hereto, net of bad debt expense, including rental of cottages and other rental units acquired at Closing under the Contribution Agreements, rental of sites to seasonal, annual and shorter term third party residents, resort fees and extra person charges, ancillary revenues from third party residents, and reimbursements for discounts provided to IPR Members in 2012, net of any discounts and rent concessions; provided, however, Actual Gross Revenue shall not include sales taxes, revenues from related parties under any master leases in excess of calculated site rent that would have been earned if rented to third party residents based on comparable occupancy and rental rates, or any revenue derived from sources not associated with the operation of a recreational vehicle community.

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After Closing, Grant Thorton LLP (“GT”) will audit the 2012 financial statements provided by the Principals and Project Entities pursuant to Section 9.2 of the Contribution Agreements and as a result of such audit, will provide an opinion on the financial statements for 2012 (the “2012 Audited Financial Statements”), which will reflect the Actual Gross Revenue for all of the Communities for the 2012 calendar year (the “Audited 2012 Revenue”).  If the Audited 2012 Revenue is less than the 2012 Revenue Threshold, the Principals and Project Entities shall have twenty (20) business days after receipt of the Audited 2012 Revenue set forth in the 2012 Audited Financial Statements to review, and either accept or object in writing to, the Audited 2012 Revenue.  If the Principals and Project Entities do not agree with the Audited 2012 Revenue and they deliver a written objection thereof (the “2012 Revenue Objection Notice”) to SCOLP within such 20 business day period, the parties shall negotiate in good faith to resolve the dispute.  If the Principals and SCOLP are unable to resolve the dispute within ten (10) business days of SCOLP’s receipt of the 2012 Revenue Objection Notice, then they shall submit the dispute to a national accounting firm selected by both parties (the “Accounting Firm”), who shall determine the 2012 Revenue within thirty (30) days after the dispute is submitted to the Accounting Firm.  If the parties do not agree upon an Accounting Firm within five (5) business days, the parties hereby agree and acknowledge that Deloitte LLP’s local Detroit office shall serve as the Accounting Firm. The Principals shall provide the Accounting Firm with its own determination of the 2012 Revenue, and SCOLP either shall confirm its agreement with the Audited 2012 Revenue set forth in the 2012 Audited Financial Statements or provide the Accounting Firm with its own determination of the 2012 Revenue.  Further, SCOLP shall request that GT furnish the Accounting Firm with its workpapers pertaining to the Audited 2012 Revenue set forth in the 2012 Audited Financial Statements, and SCOLP and the Principals shall provide such other documentation as the Accounting Firm may reasonably request to make its decision.  The decision of the Accounting Firm as to the 2012 Revenue shall be final and binding on the parties.  The fees and expenses of the Accounting Firm incurred in connection with resolving any dispute relating to determination of the 2012 Revenue pursuant to this Section 4.1(e) shall be borne by the party whose 2012 Revenue determination, as submitted to the Accounting Firm, was not the closest to the final 2012 Revenue determined by the Accounting Firm.  In the event the Principals and Project Entities do not respond within such twenty (20) business day period, they shall be deemed to have approved the Audited 2012 Revenue.  The final determination of the 2012 Revenue, as set forth above, shall be referred to herein as the “Final 2012 Revenue.”

If the Final 2012 Revenue is not equal to or greater than the 2012 Revenue Threshold, then the Principals and Project Entities shall pay SCOLP within five (5) business days of the determination of the Final 2012 Revenue the amount of the 2012 Revenue Shortfall Purchase Price Adjustment (as defined below) as a reduction in the Total Agreed Value. For purposes of this Agreement, “2012 Revenue Shortfall Purchase Price Adjustment” is hereby defined as the amount equal to fifty five percent (55%) of the difference between the 2012 Revenue Threshold and the Final 2012 Revenue multiplied by 13.33. As an example, for illustrative purposes only, if the 2012 Revenue Threshold was $100,000 and the Final 2012 Revenue was $80,000, the 2012 Revenue Shortfall Purchase Price Adjustment would be calculated as 55% multiplied by $20,000 multiplied by 13.33.

In the event Principals and Project Entities do not pay the 2012 Revenue Shortfall Purchase Price Adjustment within five (5) business days of the determination of the Final 2012 Revenue, then SCOLP shall be entitled to exercise all of its available rights and remedies with respect to the 2012 Revenue Shortfall Collateral (as defined below), independently, concurrently or successively, at SCOLP’s election in its sole and absolute discretion, immediately following such five (5) business day

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period notwithstanding any other term herein to the contrary, including Section 8.4. The aggregate amount recoverable by SCOLP with respect to the 2012 Revenue Shortfall Collateral shall not exceed Ten Million and No/Dollars ($10,000,000.00); provided, however, that such limitation shall not apply to the extent of any amount of the 2012 Revenue Shortfall Purchase Price Adjustment resulting from, arising out of, in the nature of, or caused by any fraudulent breach by a party of any of its representations, warranties, covenants or agreements set forth herein, or in the Contribution Agreements, as provided in Section 8.4 below.

For purposes of this Agreement, “2012 Revenue Shortfall Collateral” includes all of the following: (i) the Secured OP Units, (ii) a joint and several indemnity from the Principals in the amount of Six Million and No/Dollars ($6,000,000.00) as set forth in Section 5.4 herein, (iii) a first lien mortgage dated as of the date hereof, granted by Lake George Campsites LLC to SCOLP, with respect to the Lake George property in Queensbury, New York (the “Lake George Mortgage”), and (iv) a first lien mortgage dated as of the date hereof, granted by Coldbrook RV Resort LLC to SCOLP, with respect to the Camp Coldbrook property in Barre, Massachusetts (the “Camp Coldbrook Mortgage”).”

9.    Section 5.3(a) is hereby deleted in its entirety and replaced with the following:

“Notwithstanding the foregoing, the parties hereby agree and acknowledge that nothing contained herein shall in any way modify, amend or affect the rights and remedies of SCOLP, as Lender, or the obligations of Robert Morgan, Robert Moser, Herbert Morgan, Kevin Morgan and Robyn Morgan, as Maker, under that certain Loan Agreement dated June 20, 2012 (the “SCOLP Loan Agreement”), with respect to that certain $5,000,000 Promissory Note dated June 20, 2012, as amended by that certain First Amendment to Promissory Note dated January 28, 2013, and that Second Amendment to Promissory Note and Loan Agreement dated as of the date hereof (the “SCOLP Note”) from Principals, Herbert Morgan, Kevin Morgan and Robyn Morgan, as Maker, and all documents, agreements and instruments executed in connection therewith or serving as collateral therefor (the “SCOLP Loan”). All terms and conditions under the SCOLP Loan Agreement remain in full force and effect and shall survive the execution, delivery or termination of this Agreement. Additionally, the parties hereby agree and acknowledge that Section 6 of the SCOLP Loan Agreement shall have no force and effect upon any termination of this Agreement by the Contributors as a result of a default by SCOLP or Purchasers under this Agreement or the Contribution Agreements so long as none of the Contributors are in default and are ready, willing and able to proceed to Closing. With the exception of the immediately preceding sentence, in the event of any conflict between the SCOLP Loan Agreement and this Agreement, the terms and conditions of the SCOLP Loan Agreement shall control.

10.    The following provision is hereby added to the Agreement as Section 5.1(i):

“5.1(i)     Within thirty (30) days after Closing, Project Entities shall, at their sole cost and expense, remove from the Communities (i) any personal property and equipment solely pertaining to the IPR operations at the Communities (the “IPR Property”), and (ii) any personal property and equipment that contains the NASCAR logo and NASCAR TV Channel (collectively, the “NASCAR Property”). The parties hereby acknowledge and agree that the NASCAR Property does not include any tents, optic screen projectors and projectors at the Communities. In the event Project Entities fail to remove any IPR Property or NASCAR Property 30 days after Closing, Sun Purchasing Entities shall have the right to remove and

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dispose of any IPR Property or NASCAR Property remaining at the Communities at their sole and absolute discretion.”

11.    The following provision is hereby added to the Agreement as Section 5.1(j):

“5.1(j)     SCOLP and the Sun Purchasing Entities have discovered defects in the Water System at the New Point RV Resort Project, as described in the email from Azhar Mirza, District Engineer, Virginia Department of Health, dated February 5, 2013, a copy of which is attached hereto as Exhibit E and made a part hereof (the “New Point Water System Defects”). Additionally, Project Entities and Principals have not completed the repairs and work with respect to the water and treatment system at Gwynns Island RV Resort Project (the “Gwynns Island Water System Defects, together with the New Point Water System Defects, the “Water System Defects”),” as set forth in Exhibit M to the Non DPO Contribution Agreement (as defined on Exhibit C attached hereto). As an inducement to SCOLP and Sun Purchasing Entities completing the purchase of the Projects notwithstanding the Water System Defects, Project Entities and Principals hereby, jointly and severally, agree to indemnify, defend and hold harmless SCOLP and Sun Purchasing Entities for all costs and expenses incurred by SCOLP and Sun Purchasing Entities after Closing to repair, renovate and complete upgrades to the water system at the New Point RV Resort Project in order to comply with any and all requirements of the Virginia Department of Health and to repair, renovate and complete upgrades to the water and treatment systems at the Gwynns Island RV Resort Project in order to remedy any and all active violations of the Virginia Waterworks Regulations. SCOLP and Sun Purchasing Entities shall be entitled to reimbursement from any collateral set forth herein to complete such repairs, renovations and upgrades, including the Secured OP Units, and the Cap (as defined in Section 8.2) shall not apply to the indemnification obligations hereunder.”

12.    The following provision is hereby added to the Agreement as Section 5.1(k ):

“5.1(k)        Within ten (10) business days after SCOLP’s request, Principals shall cause the fee title owner of that certain parcel located north of the Indian Creek RV Resort, Parcel Numbers 210180006600 and 210180006500 (the “Chapel Parcel”) to transfer title by delivery of a warranty deed to Sun Indian Creek RV Resort LLC or grant an easement to the Chapel Parcel to Sun Indian Creek RV Resort LLC, as determined by Sun Indian Creek RV Resort LLC in its sole discretion. Principals shall take any action necessary to permit Sun Indian Creek RV Resort LLC to utilize the Chapel Parcel until such transfer or easement is completed.”

13.    The Agreement is hereby amended to add the following provision as Section 5.4:

“5.4 2012 Revenue Shortfall Purchase Price Adjustment Indemnity

Principals, jointly and severally, agree to indemnify, defend and hold harmless the Sun Indemnified Parties (as defined in Section 8.2 below) from and against any and all claims, penalties, damages, liabilities, actions, causes of action, costs and expenses (including reasonable attorneys’ fees), arising out of, as a result of or as a consequence of any breach by Principals of their representations, warranties, or obligations set forth in Section 4.1(e) herein with respect to the 2012 Revenue Shortfall Purchase Price Adjustment; provided that, except as provided in Section 8.4 below, the aggregate amount payable personally by Principals with respect to this indemnity shall not exceed Six Million

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and No/Dollars ($6,000,000.00), although such additional amount may be recovered from the 2012 Revenue Shortfall Collateral.”

13.    Section 8.2 is hereby deleted in its entirety and replaced with the following:

“Project Entities and IPR, jointly and severally, hereby agree to indemnify, defend, and hold harmless SCOLP, Sun Communities, Inc., the Sun Purchasing Entities and each of their respective members, managers, partners directors, officers, shareholders, employees, agents, attorneys, related parties, affiliates, successors and assigns (collectively, the “Sun Indemnified Parties”) from and against any and all actions, proceedings, claims, demands, losses, costs, liabilities, obligations, damages and expenses (including attorneys' fees and costs) whatsoever, including any losses, costs, liabilities, obligations, damages and expenses as a result of the final settlement or judgment of any Pending Claims (“Losses”), which may be brought against or suffered by any of the Indemnified Parties or which they may sustain, pay or incur, arising by reason of, in connection with or in any way relating to (i) any breach by either of the Principals, IPR, or the Project Entities of any of their representations, warranties and covenants as set forth herein or in each of the Contribution Agreements, (ii) claims made by an IPR Member or governmental authority arising from withdrawal of the Communities from the IPR Program, provided, however, such indemnity shall not include the costs of any benefits provided to any IPR Member by a Purchaser without the approval of IPR, unless required to do so by a final court order, (iii) LNR Partners, LLC and that certain Letter Agreement dated June 25, 2012 between the Project Entities and Wells Fargo Bank, N.A., as Trustee for the Registered Holders of Comm 2006-C8 Commercial Mortgage Pass-Through Certificates, c/o LNR Partners, LLC and that certain Joinder by and Agreement of Guarantor by the Principals, and (iv) any breach by the Principals or any of the Project Entities with respect to their indemnification obligations as set forth herein or in Section 15 of each of the Contribution Agreements. Project Entities’ and IPR’s indemnification obligations as set forth herein are in addition to those indemnification obligations set forth in that certain Amended and Restated Indemnity Agreement dated as of the date hereof from the Principals, IPR, Herbert Morgan, the Project Entities and Robyn Morgan for the benefit of SCOLP, Sun Communities, Inc. and the Indemnified Parties (as defined therein) (the “Indemnity Agreement”). Except as set forth in Section 8.4 below and Section 15.5 of each Contribution Agreement, the aggregate amount payable to the Sun Indemnified Parties with respect to the all Losses under Sections 8.2(i), (ii) and (iii) above and Section 15.3(c) of each Contribution Agreement shall not exceed an amount equal to the par value of the Secured OP Units (the “Cap”), and the Sun Indemnified Parties may not assert any claim hereunder or under any of the Contribution Agreements unless and until all claims hereunder and under all of the Contribution Agreements exceed an aggregate minimum amount equal to Twenty Five Thousand and No/Dollars ($25,000.00) (the "Minimum Amount"), in which event recovery may be had with respect to all claims (and not just those above the Minimum Amount).

15.    Section 8.4 is hereby deleted in its entirety and replaced with the following:

“8.4    Notwithstanding anything herein to the contrary or in Section 8.2 above, and for the avoidance of doubt, all parties hereto agree and acknowledge that:

(i)
the Cap shall not apply to any Losses resulting from, arising out of, in the nature of, or caused by (a) any Pre-Closing Liabilities (as defined in the Contribution Agreements), (b) any litigation disclosed on Exhibit N to the Contribution Agreements, (c) any of the

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“Obligations” as defined in the Indemnity Agreement, and (d) the indemnification obligations set forth in Section 5.1(j) herein;

(ii)
in lieu of the Cap, the aggregate amount payable to the Sun Indemnified Parties with respect to the 2012 Revenue Shortfall Purchase Price Adjustment shall not exceed Ten Million and No/Dollars ($10,000,000.00);

(iii)
in lieu of the Cap, the aggregate amount payable to the Sun Indemnified Parties with respect to all Losses or any claims by SCOLP resulting from, arising out of, in the nature of, or caused by any fraudulent breach by a party of any of its representations, warranties, covenants or agreements set forth herein, or in the Contribution Agreements, shall not exceed Twenty Million and No/Dollars ($20,000,000.00); and

(iv)
for the avoidance of doubt, the aggregate amount payable under Section 8.4(ii) shall be inclusive of, and not in addition to, any amounts paid pursuant to the other indemnification obligations set forth herein, except for claims under Section 8.4(iii) and the Indemnity Agreement, and the aggregate amount payable under Section 8.4(iii) shall be inclusive of, and not in addition to, any amounts paid pursuant to the other indemnification obligations set forth herein except for claims under the Indemnity Agreement.

After the determination of any Losses during the Set Off Period under Section 8.2, then Sun Indemnified Parties may cancel the Secured OP Units equal to the amount of such Losses or, in lieu of such cancellation, Principals may deliver to SCOLP Cash equal to the amount of such Losses within ninety (90) days, except as set forth in Section 4.1(e) above, after Sun Indemnified Parties’ determination of any Losses, provided that the Project Entities shall not be entitled to any distributions with respect to the Secured OP Units during such 90 day period.”

16.    Principals and Project Entities hereby agree and acknowledge that Sun Indemnified Parties have made a claim for indemnification under Section 8.5 of the Agreement and the Indemnity Agreement with respect to the ELS Matters, and that all costs, expenses and attorney fees incurred by Sun Indemnified Parties in connection with the prior and pending litigation are covered under Section 8 of the Omnibus Agreement and the Indemnity Agreement.

17.    Except as set forth herein, the Agreement remains unmodified and in full force and effect.

18.    This Amendment may be executed in any number of counterparts, and by separate parties hereon on separate counterparts, and all of such counterparts taken together shall constitute one and the same Amendment. This Amendment may be executed and delivered by facsimile. The section headings set forth in this Amendment are for convenience of reference only, and do not define, limit or construe the contents of such sections.

[Signature page attached]

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IN WITNESS WHEREOF, the parties have executed this Amendment as of the date set forth above.

PRINCIPALS:	SCOLP:
/s/ Robert C. Morgan
ROBERT C. MORGAN	SUN COMMUNITIES OPERATING LIMITED PARTNERSHIP, a Michigan limited partnership
/s/ Robert Moser	By: Sun Communities, Inc., General Partner
ROBERT MOSER	By: /s/ Jonathan Colman Name: Jonathan Colman Its: Executive Vice President
IDEAL PRIVATE RESORTS LLC, a New York limited liability company

By:     /s/ Robert C. Morgan
Name: Robert C. Morgan
Title: Manager

[Signature Page Continued]

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SUN PURCHASING ENTITIES

SUN GWYNN’S ISLAND RV LLC,
a Michigan limited liability company

By: Sun Communities Operating Limited Partnership,
           a Michigan limited partnership
Its: Sole member

           By: Sun Communities, Inc., a Maryland corporation
           Its: General Partner

                       By: /s/ Jonathan Colman
                       Name: Jonathan Colman
                       Its: Executive Vice President

SUN INDIAN CREEK RV LLC,
a Michigan limited liability company

By: Sun Communities Operating Limited Partnership,
           a Michigan limited partnership
Its: Sole member

           By: Sun Communities, Inc., a Maryland corporation
           Its: General Partner

                       By: /s/ Jonathan Colman
                       Name: Jonathan Colman
                       Its: Executive Vice President

SUN LAKE LAURIE RV LLC,
a Michigan limited liability company

By: Sun Communities Operating Limited Partnership,
a Michigan limited partnership
Its: Sole member

By: Sun Communities, Inc., a Maryland corporation
Its: General Partner

By: /s/ Jonathan Colman
Name: Jonathan Colman
Its: Executive Vice President

[Signature Page Continued]

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SUN NEWPOINT RV LLC,
a Michigan limited liability company

By: Sun Communities Operating Limited Partnership,
a Michigan limited partnership
Its: Sole member

By: Sun Communities, Inc., a Maryland corporation
Its: General Partner

By: /s/ Jonathan Colman
Name: Jonathan Colman
Its: Executive Vice President

SUN PETERS POND RV LLC,
a Michigan limited liability company

By: Sun Communities Operating Limited Partnership,
a Michigan limited partnership
Its: Sole member

By: Sun Communities, Inc., a Maryland corporation
Its: General Partner

By: /s/ Jonathan Colman
Name: Jonathan Colman
Its: Executive Vice President

SUN SEAPORT RV LLC,
a Michigan limited liability company

By: Sun Communities Operating Limited Partnership,
a Michigan limited partnership
Its: Sole member

By: Sun Communities, Inc., a Maryland corporation
Its: General Partner

By: /s/ Jonathan Colman
Name: Jonathan Colman
Its: Executive Vice President

[Signature Page Continued]

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Sun VIRGINIA PARK RV LLC,
a Michigan limited liability company

By: Sun Communities Operating Limited Partnership,
a Michigan limited partnership
Its: Sole member

By: Sun Communities, Inc., a Maryland corporation
Its: General Partner

By: /s/ Jonathan Colman
Name: Jonathan Colman
Its: Executive Vice President

Sun WAGON WHEEL RV LLC,
a Michigan limited liability company

By: Sun Communities Operating Limited Partnership,
a Michigan limited partnership
Its: Sole member

By: Sun Communities, Inc., a Maryland corporation
Its: General Partner

By: /s/ Jonathan Colman
Name: Jonathan Colman
Its: Executive Vice President

Sun WESTWARD HO RV LLC,
a Michigan limited liability company

By: Sun Communities Operating Limited Partnership,
a Michigan limited partnership
Its: Sole member

By: Sun Communities, Inc., a Maryland corporation
Its: General Partner

By: /s/ Jonathan Colman
Name: Jonathan Colman
Its: Executive Vice President

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Sun WILD ACRES RV LLC,
a Michigan limited liability company

By: Sun Communities Operating Limited Partnership,
a Michigan limited partnership
Its: Sole member

By: Sun Communities, Inc., a Maryland corporation
Its: General Partner

By: /s/ Jonathan Colman
Name: Jonathan Colman
Its: Executive Vice President

PROJECT ENTITIES

GWYNNS ISLAND RV RESORT LLC

By: /s/ Robert C. Morgan
Robert C. Morgan, Manager

INDIAN CREEK RV RESORT LLC
By:    Indian Creek Camping, Inc., Sole Member

By:/s/ Robert C. Morgan

Robert C. Morgan, President

LAKE LAURIE RV RESORT LLC
By:    Lake Laurie, Inc., Sole Member

By:/s/ Robert C. Morgan

Robert C. Morgan, President

NEWPOINT RV RESORT LLC
By: Morgan RMHC LLC, Managing Member

By:/s/ Robert C. Morgan
Robert C. Morgan, Manager

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PETERS POND RV RESORT INC.

By:/s/ Robert C. Morgan

Robert C. Morgan, President

SEAPORT LLC

By:/s/ Robert C. Morgan
Robert C. Morgan, Manager

VIRGINIA TENT LLC
By: Morgan RMHC LLC, Managing Member

By:/s/ Robert C. Morgan
Robert C. Morgan, Manager

WAGON WHEEL MAINE LLC
By:    Alpine Lake RV Resort, LLC, Sole Member
By:    Alpine Lake RV SPE, Inc., Managing Member

By:/s/ Robert C. Morgan
Robert C. Morgan, President

WESTWARD HO RV RESORT LLC

By:/s/ Robert C. Morgan
Robert C. Morgan, Manager

WILD ACRES LLC
By:    Alpine Lake RV Resort, LLC, Sole Member
By:    Alpine Lake RV SPE, Inc., Managing Member

By:/s/ Robert C. Morgan
Robert C. Morgan, President

Exhibit A    Project Entities
Exhibit B    Sun Purchasing Entities
Exhibit C    Contribution Agreements
Exhibit D     2011 Revenue Sources
Exhibit E    Water System Defects Email

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Exhibit A

Project Entities

Gwynns Island RV Resort LLC
Indian Creek RV Resort LLC
Lake Laurie RV Resort LLC
Newpoint RV Resort LLC
Peters Pond RV Resort Inc.
Seaport, LLC
Virginia Tent LLC
Wagon Wheel Maine LLC
Westward Ho RV Resort LLC
Wild Acres LLC

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Exhibit B

Sun Purchasing Entities

1.	Sun Gwynn's Island RV LLC

2.	Sun Indian Creek RV LLC

3.	Sun Lake Laurie RV LLC

4.	Sun Newpoint RV LLC

5.	Sun Peters Pond RV LLC

6.	Sun Seaport RV LLC

7.	Sun Virginia Park RV LLC

8.	Sun Wagon Wheel RV LLC

9.	Sun Westward Ho RV LLC

10.	Sun Wild Acres RV LLC

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